CERTIFICATION OF INCORPORATION
                                       OF
                        INTERNATIONAL LABORATORIES CORP.

                                 ---------------

         FIRST:  The name of the Corporation is International Laboratories Corp.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business and the purpose of the Corporation is to conduct research, to manufacture, design, construct, use, buy, sell, lease, hire and deal in and with articles and property of all kinds, to render laboratory and other services of all kinds, and generally to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares which shall be designated Common Stock, of the par value of one dollar ($l) per share, amounting to ten thousand dollars ($10,000) in the aggregate.

         The designations and the powers, preferences and rights, and the qualifications, limitations or destructions of the shares shall be as follows:

         4.1 Dividends. The holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         4.2 Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held and, except as otherwise herein or by law provided, voting rights shall be vested exclusively in the holders of Common Stock.

         FIFTH:  The name and mailing address of the incorporator is as follows:

                  Name                                 Mailing Address
                  ----                                 ---------------

                  Raymond C. Marier                    Houghton Park HP CB 03
                                                       Corning, New York  14831

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.


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



         SEVENTH: Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

         Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH:

         A. The Corporation may indemnify, to the full extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         B. Any indemnification under Section A of this ARTICLE EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met any applicable standard of conduct. Such determination may be made (i) by resolution of the Board of Directors adopted in the manner provided in the By-Laws of the Corporation, or (ii) if a quorum consisting of directors who were not parties to such action, suit or proceeding is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, then by independent legal counsel in a written opinion, or (iii) by the stockholders.

         C. No director shall have any liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such liability may arise from (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         NINTH: Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of March, 1988.



                                                    /s/ Raymond C. Marier
                                                   -----------------------------
                                                    Raymond C. Marier


STATE OF NEW YORK    )
                     :       ss:
COUNTY OF STEUBEN    )

         BE IT REMEMBERED that on this 1st day of March, 1988, personally came before me, a Notary Public in and for the State of New York and County of Steuben, Raymond C. Marier, the sole party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be the act and deed of the signer and that the facts therein stated are truly set forth.

         GIVEN under my hand and seal of office the day and year aforesaid.

                                                    /s/ Barbara E. Wellington
                                                   -----------------------------
                                                    Notary Public


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



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        INTERNATIONAL LABORATORIES CORP.



         The undersigned incorporator, in order to amend the Certificate of Incorporation, hereby certifies as follows:

         FIRST:  The name of the corporation is:

                 International Laboratories Corp.

         SECOND: The incorporator hereby amends the Certificate of Incorporation as follows:

                 Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the Corporation, is hereby amended to read as follows:

                      "FIRST:    The name of the corporation is:

                                 MetPath Investment Company, Inc."

         THIRD: The amendment effected herein was authorized by the consent in writing, setting forth the action so taken, signed by incorporator of the Corporation pursuant to the General Corporation Law of the State of Delaware, ss. 241 where the Corporation has not received any payment for any of the previously authorized stock.

         IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 9th day of January, 1989.


/s/ Raymond C. Marier
----------------------
Raymond C. Marier

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF
CORPORATIONS
                                                       FILED 09:00 AM 08/01/1994
                                                       944142028-2153945


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



         MetPath Investment Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the Board of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of MetPath Investment Company, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                 The name of the Corporation is CLMP Inc.

         SECOND: That the stockholder, at a meeting duly held, adopted a resolution to amend the Certificate of Incorporation accordingly.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said MetPath Investment Company, Inc. has caused this certificate to be signed by Robert Galen, Vice President and attested by David Meinhard, Secretary, this 18th day of May, 1994.



                                                By:/s/ Robert Galen
                                                   -----------------------------
                                                            V.P.

ATTEST:


By:/s/  David Meinhard
   -----------------------
         Secretary

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